Exhibit 10.1

SUPPORT AGREEMENT

THIS AGREEMENT is dated as of the 20th day of August, 2019.

AMONG:

KINDER MORGAN, INC., a corporation existing under the laws of Delaware

(“KMI”)

AND

PEMBINA PIPELINE CORPORATION, a corporation existing under the laws of the Province of Alberta

(“Pembina”)

AND

KINDER MORGAN CANADA LIMITED, a corporation existing under the laws of the Province of Alberta

(“KML”)

WHEREAS Pembina and KML have, concurrently with the execution of this Agreement, entered into an arrangement agreement (as the same may be amended from time, the “Arrangement Agreement”), which contemplates an arrangement pursuant to section 193 of the Business Corporations Act (Alberta) (as the same may be amended from time, the “Arrangement”);

AND WHEREAS KMI and Pembina, as well as their respective affiliates, have, concurrently with the execution of this Agreement, entered into a purchase and sale agreement (as the same may be amended from time, the “Purchase and Sale Agreement”), which contemplates a sale of KMI’s interests in Kinder Morgan Cochin LLC to Pembina. Section 6.1(j) of the Arrangement Agreement contains a mutual condition of Pembina and KML requiring for closing of the transactions contemplated in the Purchase and Sale Agreement to occur on the same date as closing of the Arrangement;

AND WHEREAS, under the Arrangement, among other things, Pembina intends to acquire all of the issued and outstanding KML Voting Shares and each holder of (i) KML Restricted Voting Shares will receive, for each KML Voting Share held, 0.3068 of a Pembina Share, and (ii) KML Special Voting Shares and associated Class B Units will receive $0.000001 in cash for each KML Special Voting Share held and 0.3068 of a Pembina Share for each Class B Unit held;

AND WHEREAS, as of the date hereof, KMI is an indirect beneficial owner of, and exercises control or direction over, an aggregate of 81,353,820 KML Special Voting Shares (and associated Class B Units) held by Kinder Morgan Canada Company and KM Canada Terminals ULC (together, the “Shareholders”) (together with any additional Restricted Voting Shares and Special Voting Shares (and associated Class B Units) in respect of which direct or indirect beneficial ownership or control or direction is acquired by KMI or the Shareholders after the date hereof in the market, from treasury or otherwise, the “Subject Securities”);

AND WHEREAS KMI understands and acknowledges that Pembina is entering into the Arrangement Agreement in reliance upon KMI’s execution and delivery of this Agreement and the terms contained herein, and in consideration for Pembina entering into the Arrangement Agreement, KMI hereby agrees to be bound by the terms set forth this Agreement, which sets out the terms and conditions upon which KMI has agreed, among other things, to support the Arrangement and to cause the Subject Securities to be voted in favour of the Arrangement;

AND WHEREAS Pembina understands and acknowledges that KMI is entering into the Purchase and Sale Agreement and is agreeing to support the Arrangement in reliance upon Pembina’s execution and delivery of this Agreement and the terms contained herein, and in consideration for KMI entering into the Purchase and Sale Agreement and agreeing to support the Arrangement, Pembina and KML hereby agree to be bound by the terms set forth this Agreement, which sets out the terms and conditions upon which Pembina has agreed, among other things, to enter into certain agreements with KMI with respect to the Arrangement and upon closing of the Arrangement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledge), the Parties hereto covenant and agree as follows:

1.                                      Definitions.

In this Agreement:

(a)                                 “Agreement”, “herein”, “hereof”, “hereby”, “hereto”, “hereunder” and similar expressions mean and refer to this support agreement as supplemented, modified or amended, and not to any particular section or other portion hereof; and

(b)                                 “Party” means a party to this Agreement and “Parties” means all parties to this Agreement.

Additional capitalized terms not otherwise defined in this Agreement shall have the meanings specified in the Arrangement Agreement.

2.                                      Covenants of KMI

Subject to the terms and conditions of this Agreement, KMI hereby covenants to Pembina that:

(a)                                 KMI shall not (and shall cause the Shareholders to not): (i) sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option or otherwise dispose of any right or interest (including any economic consequence of ownership) in any of the Subject Securities, or enter into any agreement, arrangement, commitment or understanding in connection therewith, other than pursuant to the Arrangement; (ii) other than in connection with any annual general meeting of KML Shareholders called by the directors of KML (and provided the same are not inconsistent with this Agreement), grant or agree to grant any proxies or powers of attorney, deposit any Subject Securities into a voting trust or pooling agreement, or enter into a voting agreement, commitment, understanding or arrangement, oral or written, with respect to the voting of any Subject Securities other than pursuant to this Agreement; or (iii) requisition or join in the requisition of any meeting of KML (for greater certainty, other than a meeting called by the directors of KML) for the purpose of considering any resolution other than the Arrangement Resolution;

(b)                                 KMI shall cause the Shareholders to vote the Subject Securities at any meeting of any of the KML Shareholders at which the Shareholders are entitled to vote, including the KML Shareholders’ Meeting, and in any action by written consent of the KML Shareholders, in favour of the approval, consent, ratification and adoption of the Arrangement Resolution and against any resolution or transaction which is inconsistent with or would in any manner, frustrate, prevent, delay or nullify the Arrangement or any of the other transactions contemplated by the Arrangement Agreement. KMI hereby agrees to cause the Shareholders to duly deposit a proxy or voting instruction form, as applicable, duly completed and executed in respect of the Subject Securities promptly following the mailing of the KML Proxy Circular, and in any event at least five (5) days prior to the Meeting, voting such Subject Securities in favour of the Arrangement Resolution and any actions required in furtherance of the actions contemplated by the Arrangement Agreement and against any resolution or transaction which is inconsistent with or would in any manner, frustrate, prevent, delay or nullify the Arrangement or the transactions contemplated by the Arrangement Agreement;

(c)                                  KMI shall not (and shall cause the Shareholders to not), directly or indirectly, through any representative, advisor, agent or otherwise: (i) solicit proxies or become a participant in a solicitation in opposition to or competition with the Arrangement; (ii) assist, or otherwise further any action by any Person or group in taking or planning any action that would compete with, restrain or otherwise serve to interfere with or inhibit the Arrangement; (iii) act jointly or in concert with others with respect to voting securities of KML for the purpose of opposing the Arrangement; or (iv) otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt of any other Person to do or seek to do any of the foregoing;

(d)                                 KMI shall cause the Shareholders to not exercise any Dissent Rights or any other rights or appraisal in respect of the Arrangement or the Arrangement Resolution and not to exercise any other securityholder rights or remedies available at common law or pursuant to the Business Corporations Act (Alberta) or applicable securities legislation against Pembina, KML or any of their Affiliates that may reasonably be expected to adversely affect, delay, hinder, upset or challenge the successful completion of the Arrangement;

(e)                                  KMI (solely in KMI’s capacity as a direct or indirect beneficial holder of, or exercising control or direction over, KML Special Voting Shares (and associated Class B Units)) shall use (and shall cause the Shareholders (solely in their capacity as a beneficial holder of, or exercising control or direction over, KML Special Voting Shares (and associated Class B Units) to use) commercially reasonable efforts to assist KML and Pembina to complete the Arrangement and not to take any action, directly or indirectly, which may reasonably be expected to adversely affect, delay, hinder, upset or challenge the successful completion of the Arrangement; and

(f)                                   KMI shall not (and shall cause the Shareholder to not) take any action that would cause any representation or warranty of KMI contained herein to become untrue or incorrect in any material respect.

3.                                      Covenants of Pembina, KMI and KML

Subject to the terms and conditions of this Agreement, the Parties agree that neither KML nor Pembina shall waive the condition set forth in Section 6.1(j) of the Arrangement Agreement without prior written consent of KMI.

4.                                      Representations and Warranties of KMI

KMI represents and warrants:

(a)                                 to Pembina and KML that KMI has all necessary corporate power, authority and capacity to enter into this Agreement and to complete the transactions contemplated hereby;

(b)                                 to Pembina and KML that KMI is duly authorized to execute and deliver this Agreement and, assuming the due execution and delivery of this Agreement by Pembina and KML, this Agreement is a valid and binding agreement, enforceable against KMI in accordance with its terms, and neither the execution of this Agreement by KMI nor the completion by KMI or the Shareholders of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which KMI or either of the Shareholders is a party or by which any thereof is bound;

(c)                                  to Pembina that as of the date hereof, KMI is an indirect beneficial owner of, and exercises control and direction over, the number of KML Special Voting Shares and associated Class B Units set forth on the front page of this Agreement (which are held through the Shareholders), which shares are directly legally and beneficially owned by the Shareholders; other than such KML Special Voting Shares and associated Class B Units, KMI and the Shareholders do not directly or indirectly beneficially own or exercise control or direction over any other securities of KML or any of its Subsidiaries (including the Limited Partnership) or securities exchangeable for or convertible into securities of KML or any of its Subsidiaries); and, except as set forth in the limited partnership agreement for the Limited Partnership, KMI has no agreement or option, or right or privilege capable of becoming an agreement or option, for the purchase or acquisition by KMI or any affiliate thereof of additional securities of KML or any of its Subsidiaries (including the Limited Partnership); and

(d)                                 to Pembina that no Person has any agreement or option, or any right or privilege (whether by applicable Laws, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition, transfer or exercise of any right (including to vote or grant a proxy) in respect of, any of the Subject Securities or any interest therein or right thereto, other than as contemplated by this Agreement and the Arrangement Agreement.

5.                                      Representations and Warranties of Pembina

Pembina represents and warrants to KMI and KML that:

(a)                                 Pembina has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions contemplated hereby; and

(b)                                 Pembina is duly authorized to execute and deliver this Agreement and, assuming the due execution and delivery of this Agreement by KMI and KML, this Agreement is a valid and binding agreement, enforceable against Pembina in accordance with its terms, and neither the execution of this Agreement by Pembina nor the completion by Pembina of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, Pembina’s constating documents or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Pembina is a party or by which it is bound.

6.                                      Representations and Warranties of KML

KML represents and warrants to KMI and Pembina that:

(a)                                 KML has good and sufficient power, authority and right to enter into this Agreement and to complete the transactions contemplated hereby; and

(b)                                 KML is duly authorized to execute and deliver this Agreement and, assuming the due execution and delivery of this Agreement by KMI and Pembina, this Agreement is a valid and binding agreement, enforceable against KML in accordance with its terms, and neither the execution of this Agreement by KML nor the completion by KML of the transactions contemplated hereby will constitute a violation of or default under, or conflict with, KML’s constating documents or any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which KML is a party or by which it is bound.

7.                                      Termination

The Parties agree that the respective rights and obligations hereunder of Pembina, KML and KMI shall cease and this Agreement shall terminate on the earliest of:

(a)                                 the mutual written consent of Pembina, KMI and KML to terminate this Agreement;

(b)                                 the date that the Arrangement Agreement is terminated in accordance with the terms thereof; and

(c)                                  the Effective Time having occurred.

In the event of termination of this Agreement pursuant to this Section 7, Sections 8, Section 10 and this Section 7 shall survive the termination of this Agreement.

8.                                      Legal Remedies

The Parties agree that if this Agreement is breached by a Party, or if a breach by a Party of this Agreement is threatened, the other non-breaching Parties would suffer irreparable harm for which monetary damages would be an inadequate remedy, and therefore, without limiting any other remedy available under applicable Laws or in equity, an injunction, restraining order, specific performance and other forms of equitable relief for damages, or any combination thereof, shall be available to the non-breaching Parties, and any requirement for the security or posting of any bond in connection with the obtaining of such injunctive or equitable relief or specific performance is hereby waived.

9.                                      Entire Agreement and Amendment

Except as expressly set forth herein, this Agreement constitutes the whole of the agreement between the Parties with respect to the subject matter hereof and may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the Parties hereto.  No waiver of any provision hereof by any Party shall be deemed a waiver by any other Party nor shall any such waiver be deemed a continuing waiver of any matter by such Party.

10.                               Assignment

No Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Parties.

11.                               Time

Time shall be of the essence of this Agreement.

12.                               Notices

Any notice or other communication required or permitted to be given hereunder shall be sufficiently given if delivered:

(a)                                 in the case of KMI, in the manner set forth in the Purchase and Sale Agreement;

(b)                                 in the case of Pembina, in the manner set forth in the Arrangement Agreement; and

(c)                                  in the case of KML, in the manner set forth in the Arrangement Agreement,

or at such other address as the party to which such notice or other communication is to be given has last notified the Party giving the same in the manner provided in this paragraph.

13.                               Singular, Plural etc.

Words signifying the singular number shall include, whenever appropriate, the plural and vice versa; and words signifying the masculine gender shall include, whenever appropriate, the feminine or neuter gender.

14.                               Further Assurances

Each Party hereto shall, from time to time, and at all times hereafter, at the request of any of the other Parties hereto, but without further consideration, do all such further acts and execute and deliver all such further documents and instruments that shall be reasonably required in order to fully perform and to carry out the terms and intent hereof.

15.                               Disclosure

Prior to first public disclosure of the existence and terms and conditions of this Agreement by KML, none of the Parties hereto shall disclose the existence of this Agreement, or any details hereof, to any Person other than Pembina, KMI and KML, their respective affiliates and each of their respective Representatives, without the prior written consent of the other Parties hereto, except to the extent required by Laws or a Governmental Entity.

In addition, the existence and terms and conditions of this Agreement may be disclosed KML and Pembina in the press release to be issued in connection with the execution of this Agreement and the Arrangement Agreement, in any subsequent press release issued by any Party after the date hereof and in the KML Proxy Circular, provided that this Agreement remains in full force and effect and such disclosure is substantially in the same form as in the aforementioned press release.

16.                               Enurement

This Agreement will be binding upon and enure to the benefit of each Party and their respective successors and permitted assigns.

17.                               Applicable Law

This Agreement shall be governed and construed in accordance with the Laws of the Province of Alberta and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorns to the jurisdiction of the courts of the Province of Alberta.

18.                               Counterparts

This Agreement may be signed in counterparts, and each counterpart may be delivered by electronic, facsimile or similar transmission, and each of such counterparts shall constitute an original document and such counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

KINDER MORGAN, INC.

By:	(signed) “David Michels”
Name:	David Michels
Title:	Vice President & Chief Financial Officer

PEMBINA PIPELINE CORPORATION

By:	(signed) “J. Scott Burrows”
Name:	J. Scott Burrows
Title:	Senior Vice President, & Chief Financial Officer

By:	(signed) “C.S. Scherman”
Name:	C.S. Scherman
Title:	Vice President, General Counsel & Corporate Secretary

KINDER MORGAN CANADA LIMITED

By:	(signed) “Dax A. Sanders”
Name:	Dax A. Sanders
Title:	Chief Financial Officer